Exhibit 5.1

July 13, 2021

Core & Main, Inc.

1830 Craig Park Court

St. Louis, Missouri 63146

Registration Statement on Form S-1 of

Core & Main, Inc. (Registration No. 333-256382)

Ladies and Gentlemen:

We have acted as special New York counsel to Core & Main, Inc., a Delaware corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (File No. 333-256382), as amended (the “Registration Statement”), relating to an initial public offering (the “Offering”) of 34,883,721 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), to be issued and sold by the Company (such shares of Class A Common Stock, together with up to 5,232,558 shares of Class A Common Stock that may be issued and sold by the Company upon exercise of the underwriters’ option to purchase additional shares of Class A Common Stock and any additional shares of Class A Common Stock that may be registered in accordance with Rule 462(b) under the Act for sale in the Offering, the “Shares”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, Core & Main Holdings, LP, a Delaware limited partnership, and the representatives of the several underwriters to be named in Schedule I thereto.

In arriving at the opinion expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and its subsidiaries and such certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons as we have deemed appropriate for the purposes of such opinion, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and other persons delivered to us and (c) made such investigations of law as we have deemed appropriate as a basis for such opinion.

In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal

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capacity of all natural persons executing documents, (v) the filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware prior to the issuance of the Shares, (vi) that the Shares are uncertificated and that the statements required by Section 151(f) of the General Corporation Law of the State of Delaware, as in effect on the date hereof (the “DGCL”), will be furnished in accordance with the DGCL, and (vii) that, upon the issuance of the Shares, such issuance will be duly recorded in the stock ledger of the Company.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that when the Shares have been issued by the Company and delivered against payment therefor in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable under the DGCL.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the reference to our firm under the caption “Validity of Class A Common Stock” in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the DGCL.

Very truly yours,

/s/ Debevoise & Plimpton LLP